Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Colony Financial, Inc. of our report dated September 14, 2010 relating to the financial statements of First Republic Bank, which appears in the Current Report on Form 8-K/A of Colony Financial, Inc. dated May 4, 2011. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

September 12, 2011